(j)(2)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Trustees

Voya Variable Insurance Trust

We consent to the use of our report dated February 22, 2017, with respect to the financial statements of VY® Goldman Sachs Bond Portfolio, a series of Voya Variable Insurance Trust, incorporated herein by reference and to the references to our firm under the headings “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

/s/ KPMG LLP

Boston, Massachusetts
April 26, 2017